EXHIBIT 1.01

                            UNISYS CORPORATION

                          CONFLICT MINERALS REPORT
                            REPORTING YEAR: 2014

COMPANY OVERVIEW

Unisys Corporation ("Unisys") is a global information technology ("IT") company. Unisys provides a portfolio of IT services, software, and technology. Unisys operates in two business segments -- Services and Technology. In its Technology segment, Unisys designs and develops servers, software and related products.

Unisys has determined that certain of its products were likely to contain conflict minerals in 2014, as that term is defined by Rule 13p-1 under the Securities Exchange Act, due to the anticipated presence of such minerals in parts obtained from suppliers, either contract manufacturers or original equipment manufacturers ("OEM"), or from utilization of conflict minerals in manufacturing processes employed by Unisys suppliers. Supplier parts obtained by Unisys are utilized in the assembly of Unisys enterprise servers and other electronic equipment. Unisys is not a vertically integrated manufacturer and instead focuses on systems integration through the purchase of higher level assemblies and OEM products. Unisys is therefore several levels removed from the actual mining of conflict minerals. Unisys does not make purchases of raw ore or unrefined conflict minerals and makes no purchases in the Democratic Republic of the Congo or an adjoining country (collectively, the "DRC"). Unisys has a Conflict Minerals Policy that is available on its website at www.unisys.com under "About Unisys" in "Social Responsibility -- Conflict Minerals."

REASONABLE COUNTRY OF ORIGIN INQUIRY

Unisys conducted a reasonable country of origin inquiry ("RCOI") to determine which parts utilized by Unisys during 2014 contained conflict minerals and whether such conflict minerals originated in the DRC.
Unisys contacted each of its suppliers and asked them to provide information on (1) the conflict minerals contained in each of the parts supplied by that supplier and (2) the source of the conflict minerals, including smelter/refinery information and location of mines. Each supplier was asked to complete the Conflict Minerals Reporting Template (the "Reporting Template") developed by the Electronic Industry Citizenship Coalition Global e-Sustainability Initiative (the "EICC-GeSI"). Of the 32 suppliers identified as supplying Unisys with product that may contain conflict minerals in 2014, 25 suppliers responded with conflict minerals data. Based on those responses, Unisys determined that conflict minerals present in certain of its products, as well as conflict minerals utilized in the production of certain supplier parts, may have originated in the DRC and were not from scrap or recycled sources. Therefore, in accordance with Rule 13p-1 under the Securities Exchange Act, Unisys proceeded to engage in due diligence regarding the sources and chain of custody of its conflict minerals.

DUE DILIGENCE - STANDARD UTILIZED

Unisys designed its due diligence framework to conform in all material respects with the framework provided by The Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, an internationally-recognized due diligence framework.

DUE DILIGENCE - PROCESS

The Unisys due diligence process included:

     1. Requesting that each supplier of parts potentially containing conflict minerals complete and return to Unisys the Reporting Template. The Reporting Template provided a standardized method for Unisys use in the collection of representations, statements and data from Unisys suppliers relative to the presence, use, source and chain of custody of conflict minerals in supplier parts that are incorporated in Unisys products for sale to end-use customers.

     2. Requesting that each supplier of parts potentially containing conflict minerals identify on the Reporting Template those smelters that it uses to process parts provided to Unisys by making reference to the EICC-GeSI's Smelter Reference List, which is a compilation of names and locations of known smelters and refiners, provided by Unisys.

     3. Comparing the smelters identified in the responses by suppliers who completed the Reporting Template against the list of smelter facilities that have been identified as "conflict free" by the EICC-GeSI's Conflict-Free Sourcing Initiative ("CFSI"). CFSI is a voluntary program whereby an independent third party evaluates smelter procurement activities to determine whether a smelter has sufficiently demonstrated that all materials processed by that smelter originated from sources that do not directly or indirectly finance or benefit armed groups in the DRC.

Each supplier response on the Reporting Template was evaluated and, where possible, validated to determine sufficiency, accuracy or completeness of its response. For each supplier response, Unisys subsequently assessed whether the conflict minerals identified, or those conflict minerals that may not have been identified, were consistent with the nature and characteristics of the supplied part. For each supplier response that was insufficient, potentially inaccurate or incomplete, Unisys contacted that supplier for follow up, sometimes contacting certain suppliers on multiple occasions. When a supplier's response on the Reporting Template stated that conflict minerals were sourced from the DRC and identified the smelter involved, Unisys endeavored to verify whether the smelter referenced by the supplier was identified on the CFSI list. If a supplier stated that conflict minerals in its product were not sourced from the DRC, but did not substantiate that information, Unisys proceeded to verify that supplier response. Typically, verification involved a more detailed review of the supplier's smelter response and, where possible, discussion with the supplier. If a supplier's response could not be validated through details provided to Unisys with regard to the smelter and/or smelters involved, then Unisys engaged in its own internet searches in order to attempt to verify the status of such identified smelters. If Unisys independent research could not determine the status of a smelter, then the supplier response in question was determined to be uncertain or unknown relative to the question of sourcing of raw material and was reflected as such in its Reporting Template Summary.

DUE DILIGENCE - RESULTS

As of March 10, 2015, of the 255 smelters identified in responses on the Reporting Template submitted to Unisys by its suppliers, 132 smelters were CFSI compliant, 30 smelters were active in the process of obtaining CFSI compliance, and 93 smelters were not identified as participating in the CFSI smelter verification process.

Unisys RCOI and due diligence processes reveal that there is no evidence of conflict minerals sourcing from the DRC for 230 of the 255 smelters that may be associated with conflict minerals utilized in Unisys products or in third party manufacturing processes utilized to manufacture Unisys products. Of the remaining 25 smelters for which there is evidence that conflict minerals may have been sourced from the DRC, 22 of those smelters are CFSI compliant. Unisys RCOI and due diligence processes have identified 3 smelters that were not participating in the CFSI smelter verification process as of March 10, 2015 that may have sourced conflict minerals from the DRC that were used in Unisys products in 2014.

Although Unisys due diligence efforts determined that 252 of 255 smelters that may be associated with Unisys products during 2014 were not sourcing conflict minerals from the DRC or were not supporting armed conflict in the DRC, Unisys is unable to precisely determine the status of 3 of those smelters. As such, Unisys due diligence found that Unisys products containing or utilizing conflict minerals during 2014 are DRC conflict undeterminable for purposes of Rule 13p-1 under the Securities Exchange Act.

RISK MITIGATION - IMPROVEMENT PROGRAM

The steps that Unisys will take in reporting year 2015 to mitigate the risk that Unisys conflict minerals benefit or finance armed groups are as follows:

     1. Unisys will continue to work with suppliers who provided incomplete or insufficient information in an effort to obtain complete and accurate information in 2015;

     2. Unisys will again request information and supporting data from each supplier providing parts to Unisys that are subject to 2015 reporting requirements by utilizing the Reporting Template and will pursue a completed template response that identifies material down to the smelter and mine;

     3. Unisys will again follow its due diligence process to review and validate supplier responses that are obtained in support of Unisys 2015 conflict minerals reporting;

     4. Unisys will continue to provide its Conflict Minerals Policy to suppliers as part of its Reporting Template-based supplier inquiry process for 2015; and

     5. Unisys includes in its purchase order standard terms and conditions a clause requiring suppliers to disclose to Unisys the existence and origin of any conflict minerals in any products supplied to Unisys and is adding a similar clause to its agreement templates for incorporation into new agreements. Unisys agreements will continue to be reviewed as they approach renewal, and a similar clause will be added as appropriate.

PRODUCT DESCRIPTION AND LIST OF FACILITIES

A list of parts used in Unisys enterprise servers and other electronic equipment for which Unisys solicited supplier information regarding conflict mineral content or conflict mineral use in production is attached as Exhibit A. A list of facilities that, to the extent known, processed the necessary conflict minerals in Unisys products is attached as Exhibit B.

                          CONFLICT MINERALS REPORT
                                 EXHIBIT A
    DESCRIPTION OF UNISYS CORPORATION'S 2014 PRODUCTS (PARTS/SUPPLIES)

PRODUCT DESCRIPTION

Cables & Harnesses
Computer Cabinets & Accessories
Computer Products - Servers, Storage, Input/Output & other Peripherals Displays / Monitors
Fasteners
Flex Circuits
Keyboards
Labels
Memory - Modules, Universal Serial Port (USB) Devices, Flash Cards Molded Plastic Parts
Network Switches
Power Strips
Power Supplies
Printed Circuit Assemblies
Sheet Metal & Electro-mechanical Assemblies
Solder
Thermal Transfer Products

Universal Serial Port (USB) Security Devices

                          CONFLICT MINERALS REPORT
                                 EXHIBIT B
   FACILITIES THAT, TO THE EXTENT KNOWN, PROCESSED NECESSARY CONFLICT
                         MINERALS IN UNISYS PRODUCTS

CONFLICT
MINERAL     FACILITY NAME                                  LOCATION
Gold        Advanced Chemical Company                      UNITED STATES
Gold        Aida Chemical Industries Co. Ltd.              JAPAN
Gold        Allgemeine Gold-und Silberscheideanstalt A.G.  GERMANY
Gold        Almalyk Mining and Metallurgical Complex       UZBEKISTAN
            (AMMC)
Gold        AngloGold Ashanti Corrego do Sitio Minercao    BRAZIL
Gold        Argor-Heraeus SA                               SWITZERLAND
Gold        Asahi Pretec Corporation                       JAPAN
Gold        Asaka Riken Co Ltd                             JAPAN
Gold        Atasay Kuyumculuk Sanayi Ve Ticaret A.S.       TURKEY
Gold        Aurubis AG                                     GERMANY
Gold        Bangko Sentral ng Pilipinas                    PHILIPPINES
             (Central Bank of the Philippines)
Gold        Bauer Walser AG                                GERMANY
Gold        Boliden AB                                     SWEDEN
Gold        C. Hafner GmbH + Co. KG                        GERMANY
Gold        Caridad                                        MEXICO
Gold        CCR Refinery - Glencore Canada Corporation     CANADA
Gold        Cendres + Metaux SA                            SWITZERLAND
Gold        Chimet S.p.A.                                  ITALY
Gold        China National Gold Group CORPORATION          CHINA
Gold        Chugai Mining                                  JAPAN
Gold        Colt Refining                                  UNITED STATES
Gold        Daejin Indus Co. Ltd                           KOREA, REPUBLIC OF
Gold        DaeryongENC                                    KOREA, REPUBLIC OF
Gold        Daye Non-Ferrous Metals Mining Ltd.            CHINA
Gold        Do Sung Corporation                            KOREA, REPUBLIC OF
Gold        Doduco                                         GERMANY
Gold        Dowa                                           JAPAN
Gold        Eco-System Recycling Co., Ltd.                 JAPAN
Gold        FSE Novosibirsk Refinery                       RUSSIAN FEDERATION
Gold        Gansu Seemine Material Hi-Tech Co Ltd          CHINA
Gold        Guangdong Jinding Gold Limited                 CHINA
Gold        Hangzhou Fuchunjiang Smelting Co., Ltd.        CHINA
Gold        Heimerle + Meule GmbH                          GERMANY
Gold        Heraeus Ltd. Hong Kong                         HONG KONG
Gold        Heraeus Precious Metals GmbH & Co. KG          GERMANY
Gold        Hwasung CJ Co. Ltd                             KOREA, REPUBLIC OF
Gold        Inner Mongolia Qiankun Gold and Silver         CHINA
             Refinery Share Company Limited
Gold        Ishifuku Metal Industry Co., Ltd.              JAPAN
Gold        Istanbul Gold Refinery                         TURKEY
Gold        Japan Mint                                     JAPAN
Gold        Jiangxi Copper Company Limited                 CHINA
Gold        Johnson Matthey Inc                            UNITED STATES
Gold        Johnson Matthey Ltd                            CANADA
Gold        JSC Ekaterinburg Non-Ferrous Metal Processing  RUSSIAN FEDERATION
             Plant
Gold        JSC Uralelectromed                             RUSSIAN FEDERATION
Gold        JX Nippon Mining & Metals Co., Ltd.            JAPAN
Gold        Kazzinc Ltd                                    KAZAKHSTAN
Gold        Kennecott Utah Copper LLC                      UNITED STATES
Gold        Kojima Chemicals Co., Ltd                      JAPAN
Gold        Korea Metal Co. Ltd                            KOREA, REPUBLIC OF
Gold        Kyrgyzaltyn JSC                                KYRGYZSTAN
Gold        L' azurde Company For Jewelry                  SAUDI ARABIA
Gold        Lingbao Gold Company Limited                   CHINA
Gold        Lingbao Jinyuan Tonghui Refinery Co. Ltd.      CHINA
Gold        LS-NIKKO Copper Inc.                           KOREA, REPUBLIC OF
Gold        Luoyang Zijin Yinhui Metal Smelt Co Ltd        CHINA
Gold        Materion                                       UNITED STATES
Gold        Matsuda Sangyo Co., Ltd.                       JAPAN
Gold        Metalor Technologies (Hong Kong) Ltd           HONG KONG
Gold        Metalor Technologies (Singapore) Pte. Ltd.     SINGAPORE
Gold        Metalor Technologies SA                        SWITZERLAND
Gold        Metalor USA Refining Corporation               UNITED STATES
Gold        Met-Mex Penoles, S.A.                          MEXICO
Gold        Mitsubishi Materials Corporation               JAPAN
Gold        Mitsui Mining and Smelting Co., Ltd.           JAPAN
Gold        Moscow Special Alloys Processing Plant         RUSSIAN FEDERATION
Gold        Nadir Metal Rafineri San. Ve Tic. A.S.         TURKEY
Gold        Navoi Mining and Metallurgical Combinat        UZBEKISTAN
Gold        Nihon Material Co. LTD                         JAPAN
Gold        Ohio Precious Metals, LLC                      UNITED STATES
Gold        Ohura Precious Metal Industry Co., Ltd         JAPAN
Gold        OJSC "The Gulidov Krasnoyarsk Non-Ferrous      RUSSIAN FEDERATION
             Metals Plant" (OJSC Krastvetmet)
Gold        OJSC Kolyma Refinery                           RUSSIAN FEDERATION
Gold        PAMP SA                                        SWITZERLAND
Gold        Penglai Penggang Gold Industry Co Ltd          CHINA
Gold        Prioksky Plant of Non-Ferrous Metals           RUSSIAN FEDERATION
Gold        PT Aneka Tambang (Persero) Tbk                 INDONESIA
Gold        PX Precinox SA                                 SWITZERLAND
Gold        Rand Refinery (Pty) Ltd                        SOUTH AFRICA
Gold        Royal Canadian Mint                            CANADA
Gold        Sabin Metal Corp.                              UNITED STATES
Gold        Samduck Precious Metals                        KOREA, REPUBLIC OF
Gold        SAMWON METALS Corp.                            KOREA, REPUBLIC OF
Gold        Schone Edelmetaal                              NETHERLANDS
Gold        SEMPSA Joyeria Plateria SA                     SPAIN
Gold        Shandong Zhaojin Gold & Silver Refinery Co.    CHINA
             Ltd
Gold        So Accurate Group, Inc.                        UNITED STATES
Gold        SOE Shyolkovsky Factory of Secondary Precious  RUSSIAN FEDERATION
             Metals
Gold        Solar Applied Materials Technology Corp.       TAIWAN
Gold        Sumitomo Metal Mining Co., Ltd.                JAPAN
Gold        Tanaka Kikinzoku Kogyo K.K.                    JAPAN
Gold        The Great Wall Gold and Silver Refinery of     CHINA
             China
Gold        The Refinery of Shandong Gold Mining Co. Ltd   CHINA
Gold        Tokuriki Honten Co., Ltd                       JAPAN
Gold        Tongling nonferrous Metals Group Co.,Ltd       CHINA
Gold        Torecom                                        KOREA, REPUBLIC OF
Gold        Umicore Brasil Ltda                            BRAZIL
Gold        Umicore Precious Metals Thailand               THAILAND
Gold        Umicore SA Business Unit Precious Metals       BELGIUM
             Refining
Gold        United Precious Metal Refining, Inc.           UNITED STATES
Gold        Valcambi SA                                    SWITZERLAND
Gold        Western Australian Mint trading as The Perth   AUSTRALIA
             Mint
Gold        YAMAMOTO PRECIOUS METAL CO., LTD.              JAPAN
Gold        Yokohama Metal Co Ltd                          JAPAN
Gold        Yunnan Copper Industry Co Ltd                  CHINA
Gold        Zhongyuan Gold Smelter of Zhongjin Gold        CHINA
             Corporation
Gold        Zijin Mining Group Co. Ltd                     CHINA
Tantalum    A&M Minerals Limited                           UNITED STATES
Tantalum    Changsha South Tantalum Niobium Co., Ltd.      CHINA
Tantalum    Conghua Tantalum and Niobium Smeltry           CHINA
Tantalum    Duoluoshan                                     CHINA
Tantalum    Exotech Inc.                                   UNITED STATES
Tantalum    F&X Electro-Materials Ltd.                     CHINA
Tantalum    Global Advanced Metals                         UNITED STATES
Tantalum    Global Advanced Metals Aizu                    JAPAN
Tantalum    Global Advanced Metals Boyertown               UNITED STATES
Tantalum    Guangdong Zhiyuan New Material Co., Ltd.       CHINA
Tantalum    H.C. Starck Co., Ltd.                          THAILAND
Tantalum    H.C. Starck GmbH Goslar                        GERMANY
Tantalum    H.C. Starck GmbH Laufenburg                    GERMANY
Tantalum    H.C. Starck Hermsdorf GmbH                     GERMANY
Tantalum    H.C. Starck Inc.                               UNITED STATES
Tantalum    H.C. Starck Ltd.                               JAPAN
Tantalum    Hengyang King Xing Lifeng New Materials Co.,   CHINA
             Ltd.
Tantalum    JiuJiang JinXin Nonferrous Metals Co., Ltd.    CHINA
Tantalum    Jiujiang Tanbre Co., Ltd.                      CHINA
Tantalum    Jiujiang Zhongao Tantalum & Niobium Co, Ltd    CHINA
Tantalum    KEMET Blue Metals                              MEXICO
Tantalum    KEMET Blue Powder                              UNITED STATES
Tantalum    King-Tan Tantalum Industry Ltd                 CHINA
Tantalum    LSM Brasil S.A.                                BRAZIL
Tantalum    Metallurgical Products India (Pvt.) Ltd.       INDIA
Tantalum    Mitsui Mining & Smelting                       JAPAN
Tantalum    Molycorp Silmet A.S.                           ESTONIA
Tantalum    Ningxia Orient Tantalum Industry Co., Ltd.     CHINA
Tantalum    Plansee                                        AUSTRIA
Tantalum    Plansee SE Liezen                              AUSTRIA
Tantalum    Plansee SE Reutte                              AUSTRIA
Tantalum    QuantumClean                                   UNITED STATES
Tantalum    RFH Tantalum Smeltry Co., Ltd                  CHINA
Tantalum    Shanghai Jiangxi Metals Co. Ltd                CHINA
Tantalum    Solikamsk Magnesium Works OAO                  RUSSIAN FEDERATION
Tantalum    Taki Chemicals                                 JAPAN
Tantalum    Tantalite Resources                            SOUTH AFRICA
Tantalum    Telex                                          UNITED STATES
Tantalum    Ulba                                           KAZAKHSTAN
Tantalum    Yichun Jin Yang Rare Metal Co., Ltd            CHINA
Tantalum    Zhuzhou Cement Carbide                         CHINA
Tin         Alpha                                          UNITED STATES
Tin         China Rare Metal Materials Company             CHINA
Tin         China Tin Group Co., Ltd.                      CHINA
Tin         CNMC (Guangxi) PGMA Co. Ltd.                   CHINA
Tin         Cooper Santa                                   BRAZIL
Tin         CV Gita Pesona                                 INDONESIA
Tin         CV JusTindo                                    INDONESIA
Tin         CV Makmur Jaya                                 INDONESIA
Tin         CV Nurjanah                                    INDONESIA
Tin         CV Serumpun Sebalai                            INDONESIA
Tin         CV United Smelting                             INDONESIA
Tin         EM Vinto                                       BOLIVIA
Tin         Estanho de Rondonia S.A.                       BRAZIL
Tin         Fenix Metals                                   POLAND
Tin         Gejiu Kai Meng Industry and Trade LLC          CHINA
Tin         Gejiu Non-Ferrous Metal Processing Co. Ltd.    CHINA
Tin         Gejiu Zi-Li                                    CHINA
Tin         Huichang Jinshunda Tin Co. Ltd                 CHINA
Tin         Jiangxi Nanshan                                CHINA
Tin         Linwu Xianggui Smelter Co                      CHINA
Tin         Magnu's Minerais Metais e Ligas LTDA           BRAZIL
Tin         Malaysia Smelting Corporation (MSC)            MALAYSIA
Tin         Melt Metais e Ligas S/A                        BRAZIL
Tin         Metallo Chimique                               BELGIUM
Tin         Mineracao Taboca S.A.                          BRAZIL
Tin         Minmetals Ganzhou Tin Co. Ltd.                 CHINA
Tin         Minsur                                         PERU
Tin         Novosibirsk Integrated Tin Works               RUSSIAN FEDERATION
Tin         O.M. Manufacturing (Thailand) Co., Ltd.        THAILAND
Tin         O.M. Manufacturing Philippines, Inc.           PHILIPPINES
Tin         OMSA                                           BOLIVIA
Tin         PT Alam Lestari Kencana                        INDONESIA
Tin         PT Artha Cipta Langgeng                        INDONESIA
Tin         PT ATD Makmur Mandiri Jaya                     INDONESIA
Tin         PT Babel Inti Perkasa                          INDONESIA
Tin         PT Babel Surya Alam Lestari                    INDONESIA
Tin         PT Bangka Kudai Tin                            INDONESIA
Tin         PT Bangka Putra Karya                          INDONESIA
Tin         PT Bangka Timah Utama Sejahtera                INDONESIA
Tin         PT Bangka Tin Industry                         INDONESIA
Tin         PT Belitung Industri Sejahtera                 INDONESIA
Tin         PT BilliTin Makmur Lestari                     INDONESIA
Tin         PT Bukit Timah                                 INDONESIA
Tin         PT Eunindo Usaha Mandiri                       INDONESIA
Tin         PT Fang Di MulTindo                            INDONESIA
Tin         PT HP Metals Indonesia                         INDONESIA
Tin         PT Inti Stania Prima                           INDONESIA
Tin         PT Karimun Mining                              INDONESIA
Tin         PT Koba Tin                                    INDONESIA
Tin         PT Mitra Stania Prima                          INDONESIA
Tin         PT Panca Mega Persada                          INDONESIA
Tin         PT Pelat Timah Nusantara Tbk                   INDONESIA
Tin         PT Prima Timah Utama                           INDONESIA
Tin         PT REFINED BANGKA TIN                          INDONESIA
Tin         PT Sariwiguna Binasentosa                      INDONESIA
Tin         PT Seirama Tin investment                      INDONESIA
Tin         PT Stanindo Inti Perkasa                       INDONESIA
Tin         PT Sumber Jaya Indah                           INDONESIA
Tin         PT Supra Sukses Trinusa                        INDONESIA
Tin         PT Tambang Timah                               INDONESIA
Tin         PT Timah (Persero), Tbk                        INDONESIA
Tin         PT Tinindo Inter Nusa                          INDONESIA
Tin         PT Tommy Utama                                 INDONESIA
Tin         PT Yinchendo Mining Industry                   INDONESIA
Tin         PT.HANJAYA PERKASA METALS                      INDONESIA
Tin         Rui Da Hung                                    TAIWAN
Tin         Soft Metais, Ltda.                             BRAZIL
Tin         Thaisarco                                      THAILAND
Tin         White Solder Metalurgia e Mineracao Ltda.      BRAZIL
Tin         Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.   CHINA
Tin         Yunnan Tin Company, Ltd.                       CHINA
Tungsten    A.L.M.T. Corp.                                 JAPAN
Tungsten    Chenzhou Diamond Tungsten Products Co., Ltd.   CHINA
Tungsten    Chongyi Zhangyuan Tungsten Co., Ltd.           CHINA
Tungsten    Dayu Weiliang Tungsten Co., Ltd.               CHINA
Tungsten    Fujian Jinxin Tungsten Co., Ltd.               CHINA
Tungsten    Ganxian Shirui New Material Co., Ltd.          CHINA
Tungsten    Ganzhou Huaxing Tungsten Products Co., Ltd.    CHINA
Tungsten    Ganzhou Jiangwu Ferrotungsten Co., Ltd.        CHINA
Tungsten    Ganzhou Non-ferrous Metals Smelting Co., Ltd.  CHINA
Tungsten    Ganzhou Seadragon W & Mo Co., Ltd.             CHINA
Tungsten    Global Tungsten & Powders Corp.                UNITED STATES
Tungsten    Guangdong Xianglu Tungsten Co., Ltd.           CHINA
Tungsten    H.C. Starck GmbH                               GERMANY
Tungsten    H.C. Starck Smelting GmbH & Co.KG              GERMANY
Tungsten    HC Starck GmbH                                 GERMANY
Tungsten    Hunan Chenzhou Mining Group Co., Ltd.          CHINA
Tungsten    Hunan Chunchang Nonferrous Metals Co., Ltd.    CHINA
Tungsten    Japan New Metals Co., Ltd.                     JAPAN
Tungsten    Jiangwu H.C. Starck Tungsten Products Co.,     CHINA
             Ltd.
Tungsten    Jiangxi Gan Bei Tungsten Co., Ltd.             CHINA
Tungsten    Jiangxi Minmetals Gao'an Non-ferrous Metals    CHINA
             Co., Ltd.
Tungsten    Jiangxi Richsea New Materials Co., Ltd.        CHINA
Tungsten    Jiangxi Tonggu Non-ferrous Metallurgical &     CHINA
             Chemical Co., Ltd.
Tungsten    Jiangxi Xinsheng Tungsten Industry Co., Ltd.   CHINA
Tungsten    Jiangxi Yaosheng Tungsten Co., Ltd.            CHINA
Tungsten    Kennametal Fallon                              UNITED STATES
Tungsten    Malipo Haiyu Tungsten Co., Ltd.                CHINA
Tungsten    Nui Phao H.C. Starck Tungsten Chemicals        VIET NAM
             Manufacturing LLC
Tungsten    Sanher Tungsten Vietnam Co., Ltd.              VIET NAM
Tungsten    Tejing (Vietnam) Tungsten Co., Ltd.            VIET NAM
Tungsten    Vietnam Youngsun Tungsten Industry Co., Ltd    VIET NAM
Tungsten    Wolfram Bergbau und Hutten AG                  AUSTRIA
Tungsten    Wolfram Company CJSC                           RUSSIAN FEDERATION
Tungsten    Xiamen Tungsten (H.C.) Co., Ltd.               CHINA
Tungsten    Xinhai Rendan Shaoguan Tungsten Co., Ltd.      CHINA
Tungsten    Zhuzhou Cemented Carbide Group Co Ltd          CHINA